Exhibit 99.1

NEWS RELEASE

For more information, contact:
Brian Bronson
Chief Financial Officer
1-503-615-1281
brian.bronson@radisys.com

Holly Stephens
Finance and Investor Relations Manager
1-503-615-1321
holly.stephens@radisys.com

RADISYS ANNOUNCES THIRD QUARTER 2007 RESULTS

HILLSBORO, OR — November 1, 2007— RadiSys® Corporation (Nasdaq: RSYS), a leading global provider of advanced embedded solutions, today announced revenues of $83.6 million for the quarter ended September 30, 2007 and a net loss of $2.5 million or $0.11 per share.  Non-GAAP net income for the third quarter was $2.8 million or $0.11 per diluted share. Non-GAAP results in the third quarter excluded a loss of $0.22 per share, primarily attributable to the impact of acquisition-related expenses and stock-based compensation expense.  Cash and investments increased by $8.9 million in the third quarter, excluding the Intel Modular Communications Platform Division (MCPD) acquisition cash outlay of $31.8 million.

Commenting on the financial results for the quarter, Scott Grout, President and CEO stated, “I am pleased with our results in the third quarter.  We grew revenues by 11% sequentially, and our non-GAAP earnings were up nicely from the prior quarter driven by higher revenues and an improved gross margin rate.  We are also excited about our recent acquisition of the ATCA and cPCI assets of Intel’s MCPD business.  This acquisition further solidifies our leadership position in ATCA and communications platforms, broadens our base of customers and enhances our global operations and market penetration.  The early stages of the integration are going well, and we currently project that this business will be cash flow positive in the fourth quarter.”

Mr. Grout went on to say, “We’ve also seen continued strength in our design win performance over the past two quarters.  Our net cumulative design wins increased since April to an estimated range of $725 to $825 million.  In the third quarter, we were awarded business in applications such as medical imaging, UMA (Unlicensed Mobile Access) platform, echo cancellation, wireless gateway, network security, test and measurement and military.   We were particularly pleased with the level of wins in medical imaging with our new standards-based server products.  We also experienced robust design win activity in the Asia Pacific region and in follow-on design wins with existing customers.  Our net cumulative design win estimate includes wins since 2005 and is based on non-committed projected revenues through the first three years of our customers’ production and deployment.  The amount and timing of meaningful deployments is not certain.”

In the quarter, the Company announced the availability of its ATCA media processing module based on Texas Instruments’ (NYSE:TXN) Digital Signal Processing (DSP) with Telogy Software™.  The new Promentum® ATCA-9100 Media Resource Module extends the Company's award winning 10-Gigabit platform for high performance media processing applications and is ideally suited for next- generation voice over Internet Protocol (VoIP), media processing, video servers and media gateway applications.  The Company also announced that Italtel, a leader in communications equipment, will be using RadiSys’ integrated ATCA platform for its next-generation of multi-service products.  In the media server product line, the Company introduced a new media processing blade for the Convedia® CMS-9000 media server.   The new MPC-IV blade delivers the telecommunication industry’s highest capacity for conferencing, video and low bitrate codec applications.  Finally, the Company announced the introduction of three new motherboards utilizing Intel’s Core™ 2 Duo processors, which are ideal for long-life, high-performance embedded applications such as medical imaging, test and measurement and other commercial applications.

Fourth Quarter 2007 and 2008 Outlook

The following statements are based on current expectations as of the date of this press release.  These statements are forward-looking, and actual results may differ materially.  The Company assumes no obligation to update these statements.

Commenting on the outlook, Scott Grout stated, “We currently expect fourth quarter revenues to be between $92 and $98 million.  Our fourth quarter GAAP results are projected to be a loss in the range of $0.19 to $0.15 per share and our non-GAAP net income is expected to be in the range $0.11 to $0.15 per diluted share.  Our projected non-GAAP results exclude a loss of approximately $0.30 per share primarily attributable to the impact of acquisition-related expenses and stock-based compensation expense.”  Mr. Grout continued to say, “We believe we are beginning to see line of sight to our customers moving from design win to deployment with our new ATCA and media server products.   While we have more work to do on our 2008 plans, we currently expect our next-generation communication revenues, representing ATCA and media server products, to be around $80 million in 2008.  This projection is predicated on, and can be impacted by, the timing of our customers’ deployments along with external market factors.  We will be refining this annual estimate in our 2008 planning process and hope to provide an update to this amount in early 2008.”

In closing, Mr. Grout stated, “We grew revenues and earnings nicely in the third quarter and currently have a positive outlook for the fourth quarter.  We continue to make good progress on closing new business, and we are excited about our recent Intel acquisition.   I continue to be pleased with our market leadership position and the outlook for early deployments of our new products.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Thursday, November 1, 2007 at 5:00 p.m. ET to discuss the third quarter 2007 results and review the financial and business outlook for the fourth quarter of 2007.

To participate in the live conference call, dial (888) 333-0027 (U.S./Canada, toll-free) or (706) 634-4990 (international) and reference conference ID# 21071171.  The conference call will also be simultaneously webcast on the RadiSys investor relations website at http://investor.radisys.com/ .

A replay of the conference call will be available two hours after the call is complete by phone at (800) 642-1687 (U.S./Canada, toll-free) or (706) 645-9291 (international) with conference ID# 21071171 or over the internet at http://investor.radisys.com/ .   The replay will be available until Thursday, November 15, 2007.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy and the Company’s guidance for the fourth quarter of 2007 and for 2008, particularly with respect to anticipated revenues and loss/ earnings per share.  Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (b) the Company's inability to successfully integrate operations, technologies, products or personnel from the acquisition of Intel MCPD, (c) the Company's inability to realize the benefits sought from the acquisition of Convedia Corporation and Intel MCPD, higher than anticipated integration costs of the acquisition and less than expected financial performance resulting therefrom, which may adversely affect the price of the Company’s stock, and (d) the factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2006, and in the RadiSys Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/.  Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information.   All information in this press release is as of November 1, 2007. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) acquisition-related expenses including an in-process R&D charge, amortization of acquired intangible assets, amortization of deferred compensation, integration expenses and purchase accounting adjustments, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R, (c) restructuring charges (reversals), (d) insurance gain (e) a gain related to supplier settlement, and (f) a gain related to the sale of a building /land. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities.  The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.  Accordingly, management excludes the amortization of acquired intangible assets related to the Convedia and Intel MCPD acquisitions, stock-based compensation expense and significant and non-recurring charges.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP.  In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below.  The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (Nasdaq: RSYS) is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through intimate customer collaboration and combining innovative technologies and industry leading architecture, RadiSys helps OEMs, systems integrators and solution providers bring better products to market faster and more economically. RadiSys products include embedded boards, application enabling platforms and turn-key systems, which are used in today's complex computing, processing and network intensive applications.  For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100.  Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

-end-

Convedia®, RadiSys® and Promentum® are registered trademarks of RadiSys Corporation. Intel® and Intel Core™ are
registered tradmarks of Intel Corporation or its subsidiaries in the United States and other countries.   All other trademarks are
property of their respective owners.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$83,630	$81,430	$226,013	$231,780
Cost of sales:
Cost of sales	60,907	60,744	165,348	169,767
Intangible asset amortization (I)	3,532	—	9,999	—
Total cost of sales	64,439	60,744	175,347	169,767
Gross margin	19,191	20,686	50,666	62,013
Research and development	11,775	10,381	34,084	30,222
Selling, general, and administrative	11,889	10,414	35,146	28,103
Intangible assets amortization	1,078	1,508	3,124	1,969
In-process research and development charge	—	14,000	—	14,000
Restructuring and other charges (reversals)	(141)	—	1,391	(174)
Loss from operations	(5,410)	(15,617)	(23,079)	(12,107)
Interest expense	(416)	(432)	(1,279)	(1,301)
Interest income	1,690	2,630	4,946	7,501
Other income (expense), net	(30)	(32)	(151)	443
Loss before income tax provision	(4,166)	(13,451)	(19,563)	(5,464)
Income tax provision (benefit)	(1,720)	(121)	(4,401)	2,081
Net loss	$(2,446)	$(13,330)	$(15,162)	$(7,545)
Net loss per share:
Basic	$(0.11)	$(0.62)	$(0.70)	$(0.36)
Diluted (II)	$(0.11)	$(0.62)	$(0.70)	$(0.36)
Weighted average shares outstanding:
Basic	21,937	21,336	21,808	21,019
Diluted (II)	21,937	21,336	21,808	21,019

(I)
For the three and nine months ended September 30, 2007, amortization of intangible assets that directly contribute to the revenue generating process of the Company has been reclassified to cost of sales.

(II)
For the three and nine months ended September 30, 2007 and 2006, interest on the 1.375% convertible senior notes and as-if converted shares associated with the convertible senior notes and convertible subordinated notes were excluded from the calculation if the effect would be anti-dilutive. For the three and nine months ended September 30, 2007 and 2006, the total number of as-if converted shares associated with the convertible senior notes was 4.2 million.  For the three and nine months ended September 30, 2007, options amounting to 3.3 million shares were excluded from the calculation as the Company was in a loss position. For the three and nine months ended September 30, 2006, options amounting to 3.1 million shares were excluded from the calculation as the Company was in a loss position.

CONSOLIDATED BALANCE SHEETS
     (In thousands, unaudited)
	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$30,245	$23,734
Short-term investments, net	70,000	102,250
Accounts receivable, net	60,255	42,549
Other receivables	2,304	3,782
Inventories, net	26,381	35,184
Other current assets	8,416	4,609
Assets held for sale	644	3,497
Deferred tax assets	5,779	5,779
Total current assets	204,024	221,384
Property and equipment, net	10,738	11,075
Goodwill	68,073	67,183
Intangible assets, net	45,092	42,935
Long-term investments, net	10,000	10,000
Long-term deferred tax assets	38,482	24,531
Other assets	4,115	4,546
Total assets	$380,524	$381,654

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,924	$39,699
Accrued wages and bonuses	5,913	5,995
Accrued interest payable	516	222
Accrued restructuring	508	329
Convertible subordinated notes, net	—	2,410
Other accrued liabilities	11,441	11,154
Total current liabilities	61,302	59,809
Long-term liabilities:
Convertible senior notes, net	97,513	97,412
Other long-term liabilities	2,714	978
Total long-term liabilities	100,227	98,390
Total liabilities	161,529	158,199
Shareholders’ equity :
Preferred stock — $.01 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 22,196 and 21,835 shares issued and outstanding at September 30, 2007 and December 31, 2006	223,625	212,887
Retained earnings (deficit)	(8,895)	6,555
Accumulated other comprehensive income:
Cumulative translation adjustments	4,265	4,013
Total shareholders’ equity	218,995	223,455
Total liabilities and shareholders’ equity	$380,524	$381,654

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
GROSS MARGIN:
GAAP gross margin	$19,191	$20,686	$50,666	$62,013
(a) Amortization of acquired intangible assets	3,420	—	9,664	—
(b) Amortization of deferred compensation	17	8	67	8
(d) Purchase accounting adjustments	—	965	250	965
(f) Stock-based compensation	195	224	727	640
Total Non-GAAP adjustments	3,632	1,197	10,708	1,613
Non-GAAP gross margin	$22,823	$21,883	$61,374	$63,626

RESEARCH AND DEVELOPMENT:
GAAP research and development	$11,775	$10,381	$34,084	$30,222
(b) Amortization of deferred compensation	(106)	(53)	(426)	(53)
(c) Integration expenses	—	(9)	—	(9)
(f) Stock-based compensation	(716)	(452)	(2,030)	(1,203)
Total Non-GAAP adjustments	(822)	(514)	(2,456)	(1,265)
Non-GAAP research and development	$10,953	$9,867	$31,628	$28,957

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$11,889	$10,414	$35,146	$28,103
(b) Amortization of deferred compensation	(193)	(95)	(757)	(95)
(c) Integration expenses	—	(146)	(377)	(146)
(d) Purchase accounting adjustments	(90)	(33)	(269)	(33)
(f) Stock-based compensation	(1,633)	(1,098)	(4,668)	(2,622)
(h) Gain on sale of building/ land	77	—	212	—
Total Non-GAAP adjustments	(1,839)	(1,372)	(5,859)	(2,896)
Non-GAAP selling, general and administrative	$10,050	$9,042	$29,287	$25,207

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(5,410)	$(15,617)	$(23,079)	$(12,107)
(a) Amortization of acquired intangible assets	4,479	1,375	12,727	1,375
(b) Amortization of deferred compensation	316	156	1,250	156
(c) Integration expenses	—	155	377	155
(d) Purchase accounting adjustments	90	998	519	998
(e) In-process research and development charge	—	14,000	—	14,000
(f) Stock-based compensation	2,544	1,774	7,425	4,465
(g) Restructuring and other charges (reversals)	(141)	—	1,391	(174)
(h) Gain on sale of building/ land	(77)	—	(212)	—
Total Non-GAAP adjustments	7,211	18,458	23,477	20,975
Non-GAAP income from operations	$1,801	$2,841	$398	$8,868

NET INCOME (LOSS):
GAAP net loss	$(2,446)	$(13,330)	$(15,162)	$(7,545)
(a) Amortization of acquired intangible assets	4,479	1,375	12,727	1,375
(b) Amortization of deferred compensation	316	156	1,250	156
(c) Integration expenses	—	155	377	155
(d) Purchase accounting adjustments	90	998	519	998
(e) In-process research and development charge	—	14,000	—	14,000
(f) Stock-based compensation	2,544	1,774	7,425	4,465
(g) Restructuring and other charges (reversals)	(141)	—	1,391	(174)
(h) Gain on sale of building/ land	(77)	—	(212)	—
(i) Insurance Gain	—	—	—	(362)
(j) Income tax effect of reconciling items	(1,997)	(527)	(5,005)	(1,050)
Total Non-GAAP adjustments	5,214	17,931	18,472	19,563
Non-GAAP net income	$2,768	$4,601	$3,310	$12,018

GAAP weighted average shares (diluted)	21,937	21,336	21,808	21,019
Non-GAAP adjustment	4,923	5,053	5,009	4,978
Non-GAAP weighted average shares (diluted) (I)	26,860	26,389	26,817	25,997

GAAP net loss per share (diluted)	$(0.11)	$(0.62)	$(0.70)	$(0.36)
Non-GAAP adjustments detailed above	0.22	0.80	0.85	0.85
Non-GAAP net income per share (diluted) (II)	$0.11	$0.18	$0.15	$0.49

(I)
The Non-GAAP weighted average shares outstanding (diluted) included above includes 160 thousand and 230 thousand additional weighted average shares associated with options outstanding for the three and nine months ended September 30, 2007 respectively.  These additional weighted average shares are excluded from the Consolidated Statement of Operations as the Company was in a loss position.

(II)
For the three and nine months ended September 30, 2006, the number of diluted weighted average shares outstanding calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit, which amounted to $243 thousand and $731 thousand for the three and nine months ended September 30, 2006.  For the three and nine months ended September 30, 2007, the number of diluted weighted average shares outstanding calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit, which amounted to $251 thousand and $752 thousand.

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE FOR THE QUARTER ENDED SEPTEMBER 30, 2007
(unaudited)

	Gross Margin	Research and Development	Selling, General and Administrative	Income (loss) from Operations	Income (loss) before income tax provision	Effective Tax Rate
GAAP	22.9%	14.1%	14.2%	(6.5)%	(5.0)%	41.3%
(a)Amortization of acquired intangible assets	4.1	—	—	5.4	5.4	(20.0)
(b)Amortization of deferred compensation	—	(0.1)	(0.2)	0.4	0.4	(1.4)
(d)Purchase accounting adjustments	—	—	(0.1)	0.1	0.1	(0.4)
(f)Stock-based compensation	0.3	(0.9)	(2.0)	3.1	3.1	(11.4)
(g)Restructuring and other charges	—	—	—	(0.2)	(0.2)	0.6
(h)Gain on sale of building/land	—	—	0.1	(0.1)	(0.1)	0.4
Non-GAAP	27.3%	13.1%	12.0%	2.2%	3.7%	9.1%

The Company excludes certain expenses, reversals, gains and losses from its non-GAAP financial measures as generally these items do not reflect the core operations of the Company and are not considered reflective of the Company’s ongoing business.  The definition of what the Company believes to be its core operations is included in the section of the press release titled “Non-GAAP Financial Measures”.  The following provides additional grounds for the exclusion of these items as well as a more detailed explanation of each item:

(a)
Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia and MCPD. The Company excludes the amortization of acquisition-related intangible assets because it is a non-cash measurement. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b)
Amortization of deferred compensation: Deferred compensation expense consists of amortized expenses related to 25% of the purchase price per share less the exercise price of Convedia stock options to be paid to Convedia employees still employed by RadiSys after one year of service.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Cost of sales	$17	$8	$67	$8
Research and development	106	53	426	53
Selling, general and administrative	193	95	757	95
Total amortization of deferred compensation	$316	$156	$1,250	$156

(c)	Integration expenses: Integration expenses consist of expenses related to the integration effort between the Company and Convedia.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Research and development	$—	$9	$—	$9
Selling, general and administrative	—	146	377	146
Total amortization of deferred compensation	$—	$155	$377	$155

(d)
Purchase accounting adjustments: Purchase accounting adjustments consist of adjustments for fair value accounting treatment of Convedia assets.  These adjustments relate to the write-down of deferred revenue to the cost to complete the revenue earnings process.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue	$—	$90	$250	$90
Cost of sales	—	875	—	875
Selling, general and administrative	90	33	269	33
Total purchase accounting adjustments	$90	$998	$519	$998

(e)
In-process research and development charge: The In-process research and development charge relates to the Convedia’s research and development projects that had not reached technological feasibility and had no alternative future use when acquired but had been developed to a point where there was value associated with them in relation to potential future revenue.

(f)
Stock-based compensation: Stock-based compensation consists of expenses recorded under SFAS 123(R), "Share-Based Payment," in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R); the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Cost of sales	$195	$224	$727	$640
Research and development	716	452	2,030	1,203
Selling, general and administrative	1,633	1,098	4,668	2,622
Total stock-based compensation	$2,544	$1,774	$7,425	$4,465

(g)
Restructuring and other charges (reversals): Restructuring and other charges primarily relate to activities engaged in by the Company’s management to accelerate strategy or streamline its infrastructure and occurrences of such costs are infrequent.  Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete, extraordinary event based on a unique set of business objectives. The Company does not engage in restructuring activities on a regular basis or in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as it enhances the ability of investors to compare the Company’s period-over-period operating results.

(h,i)
Other special items: These amounts arise from the sale of a building in the second quarter of 2007, the sale of land in the third quarter of 2007 and an insurance gain in the second quarter of 2006.  The Company excludes these special items because they do not reflect the Company’s ongoing business and they do not have a direct correlation to the operation of the Company’s business.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Gain on sale of building/ land	$(77)	$—	$(212)	$—
Insurance Gain	—	(362)	—	(362)
Total other special items	$(77)	$(362)	$(212)	$(362)

(j)	Income taxes: income tax provision/ (benefit) associated with non-GAAP adjustments.

The tables below are related to guidance estimates for the quarter ending December 31, 2007:

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE
(unaudited, dollars in millions except per share amounts)

	Estimates for the Quarter Ended December 31, 2007		Per Share Estimates for the Quarter Ended December 31, 2007
	Low End	High End	Low End	High End
GAAP net loss (assumes tax rate of 20%)	$(4.1)	$(3.0)	$(0.19)	$(0.15)
Amortization of acquired intangible assets	4.7	4.7	0.21	0.21
Stock-based compensation	2.0	2.0	0.09	0.09
Purchase accounting adjustments	0.1	0.1	0.00	0.00
Total adjustments	6.8	6.8	0.30	0.30
Non-GAAP net income (assumes tax rate of 24%)	$2.7	$3.8	$0.11	$0.15

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE ESTIMATES
FOR THE QUARTER ENDED DECEMBER 31, 2007
(unaudited, dollars in millions)

	Gross Margin	Research and Development Expense	Selling, General and Administrative Expense
GAAP	22.1%	$12.5	$13.1
Amortization of acquired intangible assets	5.2	—	—
Stock-based compensation	0.2	(0.8)	(1.6)
Purchase accounting adjustments	—	—	(0.1)
Non-GAAP	27.5%	$11.7	$11.4